UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 14, 2007
ARGONAUT GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-14950	95-4057601
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)
10101 Reunion Place, Suite 500
San Antonio, Texas 78216
(Address of Principal executive offices, including Zip Code)
(210) 321-8400
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry of a Material Definitive Agreement.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EX-2.1: AGREEMENT AND PLAN OF MERGER
EX-4.1: VOTING AND CONVERSION AGREEMENT
EX-99.1: PRESS RELEASE
EX-99.2: INVESTOR MATERIALS REGARDING MERGER WITH PXRE GROUP LTD.

Item 1.01 Entry of a Material Definitive Agreement.
On March 14, 2007, PXRE Group Ltd. (“PXRE”), PXMS Inc., a wholly-owned subsidiary of PXRE (“Merger Sub”), and Argonaut Group, Inc. (“Argonaut”) entered into an agreement and plan of merger (the “Merger Agreement”), under which Merger Sub would merge with and into Argonaut, with Argonaut continuing after the merger as the surviving corporation and a wholly-owned subsidiary of PXRE (the “Merger”).
Under the terms of the Merger Agreement, Argonaut stockholders will receive 6.4672 PXRE common shares in exchange for each share of Argonaut common stock they hold, subject to adjustment in the event that (i) Argonaut’s planned special dividend to its stockholders prior to the closing of the Merger is less than $60 million, and (ii) Argonaut pays certain other dividends, incurs losses on sales of assets and/or engages in dilutive sales or purchases of Argonaut shares.
The Board of Directors of Argonaut unanimously approved the Merger Agreement. The Board of Directors of PXRE, acting upon the unanimous recommendation of a special committee comprised entirely of independent directors, unanimously approved the Merger Agreement and the issuance of PXRE common shares in the Merger.
The Merger, which is expected to close by August 31, 2007, is subject to regulatory approvals, approval by shareholders of both companies and other customary conditions. The Merger Agreement also contains customary representations and warranties of the parties. Each of the parties also makes various covenants in the Merger Agreement, including those requiring the parties to use reasonable efforts to consummate the Merger and prohibiting the parties from taking certain actions that would impede the consummation of the Merger. The Merger Agreement contains certain termination rights for both PXRE and Argonaut. PXRE will be required to pay Argonaut a termination fee of $20 million if the Merger Agreement is terminated under certain circumstances specified in the Merger Agreement. Argonaut will be required to pay PXRE a termination fee of $40 million if the Merger Agreement is terminated under certain circumstances specified in the Merger Agreement.
The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto, and is incorporated into this report by reference.
On March 14, 2007, Argonaut and PXRE issued a joint press release announcing that their boards of directors have approved a definitive merger agreement. A copy of the press release is filed as Exhibit 99.1, and such copy is incorporated herein by reference. On March 15, 2007, Argonaut released on its website certain materials describing the Merger to its investors. A copy of those investor materials is furnished as Exhibit 99.2 hereto, and such copy is incorporated herein by reference.
Voting Agreement
On March 14, 2007, in connection with the execution of the Merger Agreement, PXRE, Argonaut, the holders of the convertible preferred shares of PXRE (the “Preferred Shareholders”) and the holders of the convertible common shares of PXRE (the “Convertible Common Shareholders” and, together with the Preferred Shareholders, the “Stockholders”), entered into a Voting and Conversion Agreement (the “Voting Agreement”). Pursuant to the Voting Agreement, the Stockholders agreed to vote in favor of the Merger and the transactions contemplated thereby and PXRE has agreed to reduce the conversion price of the convertible preferred shares from $11.28 to $6.24 per convertible preferred share. The parties agreed that the convertible preferred shares and convertible common shares would be converted into common shares of PXRE immediately prior to the Merger. If the Merger Agreement is terminated, the Voting Agreement will also terminate and the conversion terms in effect prior to entering into the Voting Agreement shall apply.
Certain directors of PXRE are affiliates of certain Stockholders. None of these directors are parties to the Voting Agreement.
The foregoing description of the Voting Agreement does not purport to be complete and is qualified in its entirety by reference to the Voting Agreement, which is filed as Exhibit 4.1 hereto, and is incorporated into this report by reference.

Cautionary Statement
The Merger Agreement has been included to provide investors with information regarding its terms. Except for its status as a contractual document that establishes and governs the legal relations among the parties thereto with respect to the transaction described in this Form 8-K, the Merger Agreement is not intended to be a source of factual, business or operational information about the parties.
Certain of the contractual representations made by the parties in the Merger Agreement are subject to a standard of materiality that may be different from what stockholders of Argonaut may view as material to their interests. Representations may be used as a tool to allocate risks between the respective parties to the Merger Agreement, including where the parties do not have complete knowledge of all of the facts. Investors in Argonaut securities are not third-party beneficiaries under the Merger Agreement and should not rely on the representations and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties or any of their affiliates.
Forward-Looking Statements
This report contains forward-looking statements that involve risks and uncertainties. Any forward-looking information is not a guarantee of future performance and actual results could differ materially from those contained in the forward-looking information. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will” “could,” “should,” “believes,” “predicts,” “potential,” “continue” and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements include, but are not limited to, statements about the benefits of the transaction between PXRE and Argonaut, future financial and operating results, the combined company’s plans, objectives, expectations and intentions and other statements that are not historical facts.
Among the important factors that could cause actual results to differ materially from those in any forward-looking statements are the ability to obtain regulatory approvals of the Merger on the proposed terms and schedule; the failure of PXRE or Argonaut shareholders to approve the Merger; failure of PXRE or Argonaut to satisfy the other conditions to the Merger; the risk that the businesses will not be integrated successfully; the risk that the anticipated synergies and benefits from the Merger may not be fully realized or may take longer to realize than expected; disruption from the Merger making it more difficult to maintain relationships with customers, employees or suppliers; competition and its effect on pricing, spending, third-party relationships and revenues; legislative and regulatory changes affecting the operations of PXRE or Argonaut; changes to the United States tax code; downgrades of the insurance financial-strength ratings assigned by the major rating agencies to Argonaut’s and PXRE’s operating subsidiaries and unfavorable changes in economic and business conditions. Additional important factors that may affect future results are detailed in PXRE’s and Argonaut’s filings with the Securities and Exchange Commission (the “SEC”), which are available at the SEC’s website at www.sec.gov or in information disclosed in public conference calls, the date and time of which are released before hand. PXRE and Argonaut disclaim any intent or obligation to update these forward-looking statements.
Additional Information
In connection with the proposed Merger, PXRE will file with the SEC a Registration Statement on Form S-4 that will include a joint proxy statement of PXRE and Argonaut that also constitutes a prospectus of PXRE. PXRE and Argonaut will mail the joint proxy statement/prospectus to their respective shareholders. Investors and security holders are urged to read the joint proxy statement/prospectus regarding the proposed Merger when it becomes available because it will contain important information. You may obtain a free copy of the joint proxy statement/prospectus (when it is available) and other related documents filed by PXRE and Argonaut with the SEC at the SEC’s website at www.sec.gov. The joint proxy statement/prospectus (when it is available) and the other documents may also be obtained for free by accessing PXRE’s website at www.PXRE.com or by accessing Argonaut’s website at www.argonautgroup.com.

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Participants in the Solicitation
PXRE and Argonaut and their respective directors, executive officers and certain other members of management and employees may be soliciting proxies from shareholders in favor of the proposed Merger. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the shareholders in connection with the proposed Merger will be set forth in the joint proxy statement/prospectus when it is filed with the SEC. You can find information about PXRE’s executive officers and directors in PXRE’s definitive proxy statement filed with the SEC on April 7, 2006. You can find information about Argonaut’s executive officers and directors in Argonaut’s definitive proxy statement filed with the SEC on March 22, 2006. You can obtain free copies of these documents by directing a request to Mary Scavarda, Argonaut Group, Inc., 10101 Reunion Place, Suite 500, San Antonio, TX 78216, or Jamie Tully of Sard Verbinnen, 630 Third Avenue, New York, NY 10017.
Item 9.01 Financial Statements and Exhibits.
(c) Exhibits.

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of March 14, 2007, by and among PXRE Group Ltd., PXMS Inc. and Argonaut Group, Inc. *

4.1	Voting and Conversion Agreement, dated as of March 14, 2007, by and among PXRE Group Ltd., Argonaut Group, Inc. and the Stockholders named therein. *

99.1	Press Release issued on March 14, 2007.

99.2	Investor Materials Regarding Merger with PXRE Group Ltd., dated March 15, 2007.
* Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
     Date: March 15, 2007

ARGONAUT GROUP, INC.
/s/ Craig S. Comeaux
By: Craig S. Comeaux
Its: Vice President, Deputy General Counsel and Secretary

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EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of March 14, 2007, by and among PXRE Group Ltd., PXMS Inc. and Argonaut Group, Inc. *

4.1	Voting and Conversion Agreement, dated as of March 14, 2007, by and among PXRE Group Ltd., Argonaut Group, Inc. and the Stockholders named therein. *

99.1	Press Release issued on March 14, 2007.

99.2	Investor Materials Regarding Merger with PXRE Group Ltd., dated March 15, 2007.
* Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.